UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: February 29, 2012
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                    Effective March 1, 2012, David S. DePillo was appointed to the position of Executive Vice President and Chief Lending Officer of Sterling Savings Bank (the "Bank"), the principal operating subsidiary of Sterling Financial Corporation ("Sterling") and discontinued his service as Executive Vice President and Chief Credit Officer.  Mr. DePillo joined the Bank in 2010 and is deemed to be a named executive officer of Sterling.  In connection with this change, Mr. DePillo’s annual base salary was increased to $500,000.

                    Effective March 1, 2012, Steven D. Hauschild was appointed to replace Mr. DePillo as Executive Vice President and Chief Credit Officer of the Bank.  Mr. Hauschild joined the Bank in 2004, served as Executive Vice President and Chief Approval Officer since January 2010, and is deemed to be a named executive officer of Sterling. In connection with this change, Mr. Hauschild’s annual base salary was increased to $325,000.

Item 8.01.          Other Events.

On February 29, 2012, the Bank completed the acquisition of certain assets and operations and the assumption of certain liabilities of First Independent Bank ("FIB") of Vancouver, Washington.  A press release announcing completion of the transaction is attached as Exhibit 99.1 to this Report.  The information in Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

          (d)  The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated March 1, 2012.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

March 1, 2012	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer